                                                 January 12, 2001
                                                                                       Registration No. 333-_______
===================================================================================================================

                                        SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549

                                               --------------------

                                                     FORM S-8

                                              REGISTRATION STATEMENT

                                                       UNDER

                                            THE SECURITIES ACT OF 1933

                                               --------------------

                                                    TVIA, INC.
                              (Exact name of registrant as specified in its charter)

                            Delaware                                                      77-0549628
       ----------------------------------------------------            -------------------------------------------------
                 (State or other jurisdiction of                                       (I.R.S. Employer
                 incorporation or organization)                                      Identification No.)

                        4001 Burton Drive
                         Santa Clara, CA                                                    95054
       ----------------------------------------------------            -------------------------------------------------
                      (Address of principal                                               (Zip Code)
                       executive offices)

                                   Amended and Restated Tvia, Inc. 2000 Stock Incentive Plan
                            --------------------------------------------------------------------------
                                                       Full title of the plan

                            KENNY LIU                                                      Copy to:
                     Chief Executive Officer
                           Tvia, Inc.                                            GABRIELLA A. LOMBARDI, ESQ.
                        4001 Burton Drive                                           Pillsbury Winthrop LLP
                      Santa Clara, CA 95054                                          2550 Hanover Street
                         (408) 982-8588                                              Palo Alto, CA 94304
                                                                                        (650) 233-4500
       ----------------------------------------------------            -------------------------------------------------
                   (Name, address and telephone
                  number of agent for service)


                                          CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                         Proposed             Proposed           Amount of
              Title of Securities                    Amount To       Maximum Offering     Maximum Aggregate     Registration
              To Be Registered(1)                  Be Registered    Price Per Share(2)     Offering Price           Fee
------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.001 per share:  To
be issued under Tvia, Inc. Amended and
Restated 2000 Stock Incentive Plan                   2,579,876           $3.0625             $7,900,870            $1,976
------------------------------------------------------------------------------------------------------------------------------

(1) The securities to be registered include options and rights to acquire Common Stock.
(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of calculating the registration fee. The price of the shares is based upon the average of the high and low prices of the Common Stock on January 10, 2001, as reported on the Nasdaq Stock Market.

                           ---------------------------


The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

(a) Registrant's prospectus dated August 8, 2000 and filed on August 9, 2000 pursuant to Rule 424(b) of the Securities Act and which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

(b) Registrant's Quarterly Reports on Form 10-Q (File No. 0-30539) for the quarters ended June 30 and September 30, 2000.

(c) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed May 1, 2000, as amended August 7, 2000.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Pillsbury Winthrop LLP, Palo Alto, California. As of the date of this Registration Statement, an entity in which attorneys and former attorneys of Pillsbury Winthrop LLP are members and certain attorneys of Pillsbury Winthrop LLP beneficially own an aggregate of 39,000 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VIII, Section B of the Registrant's Amended and Restated Certificate of Incorporation (Exhibit 3.3 to the Form S-1 Registration Statement) and Article 5, Section 5.1 of the Registrant's Amended and Restated Bylaws (Exhibit 3.4 to the Form S-1 Registration Statement) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with our directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or services as directors or officers to the fullest extent not prohibited by law (Exhibit 10.4 to the Form S-1 Registration Statement).

         The Underwriting Agreement (Exhibit 1.1 to the Form S-1 Registration Statement) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and afford certain rights of contribution with respect thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits, which list of exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 12th day of January, 2001.


                                 TVIA, INC.


                                 By            /S/ KENNY LIU
                                   --------------------------------------------
                                                   Kenny Liu
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenny Liu and Michael Hoberg, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     NAME                                        TITLE                               DATE


            /S/ KENNY LIU                        Chief Executive Officer (Principal      January 12, 2001
-------------------------------------------      Executive Officer)
              Kenny Liu



         /S/ MICHAEL HOBERG                      Vice President of Finance and Chief     January 12, 2001
-------------------------------------------      Financial Officer (Principal
            ichael Hoberg                        Financial and Accounting Officer)



       /S/ R. DAVID DICIOCCIO                    Director                                January 12, 2001
-------------------------------------------
         R. David Dicioccio



          /S/ STEVEN CHENG                       Director                                January 12, 2001
-------------------------------------------
           Steven Cheng



                                                 Director
-------------------------------------------
            James Bunker


            /S/ M. K. TSAI
-------------------------------------------      Director                                January 12, 2001
              M. K. Tsai

                                INDEX TO EXHIBITS

  Exhibit
   Number            Exhibit
------------------   -----------------------------------------------------------
     5.1             Opinion of Pillsbury Winthrop LLP

    23.1             Consent of Independent Public Accountants

    23.2             Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)

    24.1             Powers of Attorney (see page 5)

    99.1*            Amended and Restated Tvia, Inc. 2000 Stock Incentive Plan



* Incorporated by reference to Exhibit 10.2 to Amendment No. 5 of the Registrant's Registration Statement on Form S-1 (File No. 333-34024) filed on July 20, 2000.